UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2025

INTEGRAL AD SCIENCE HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40557	83-0731995
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 E 49th Street, 20th Floor New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 646 278-4871

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001	IAS	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

As previously reported, on September 24, 2025, Integral Ad Science Holding Corp., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Igloo Group Parent, Inc., a Delaware corporation (“Parent”), and Igloo Group Acquisition Company, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are affiliates of investment funds managed by Novacap Management Inc. (“Novacap”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of Parent (the “Surviving Corporation”).

The board of directors of the Company (the “Company Board”) has unanimously (i) determined that it is fair to, and in the best interests of the Company and its stockholders, and declared it advisable, to enter into the Merger Agreement providing for the Merger, in accordance with the General Corporation Law of the State of Delaware (the “DGCL”); (ii) approved and declared advisable the Merger Agreement, the execution and delivery of the Merger Agreement by the Company, the performance by the Company of its covenants and other obligations thereunder, and the consummation of the Merger upon the terms and conditions set forth therein; (iii) resolved to recommend that the Company’s stockholders adopt the Merger Agreement and the Merger in accordance with the DGCL; and (iv) directed that the Merger Agreement be submitted to the Company’s stockholders for adoption.

Effect on Capital Stock

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) that is issued and outstanding as of immediately prior to the Effective Time (other than any shares of Company Common Stock held by the Company as treasury stock, held by any subsidiary of the Company or owned by Parent or any of its subsidiaries (including Merger Sub), or any shares of Company Common Stock as to which appraisal rights have been properly exercised in accordance with Delaware law) will be automatically cancelled, extinguished and converted into the right to receive cash in an amount equal to $10.30, without interest thereon (the “Per Share Price”).

Representations and Warranties; Covenants

The Company, Parent and Merger Sub have each made customary representations, warranties and covenants in the Merger Agreement. Among other things, the Company has agreed, subject to certain exceptions, from the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement pursuant to Article VIII of the Merger Agreement and the Effective Time, (i) to use commercially reasonable efforts to conduct its business in all material respects in the ordinary course of business, (ii) not to take certain actions prior to the Effective Time without the prior written consent of the other party (not to be unreasonably withheld, conditioned or delayed) and (iii) not to solicit or engage in discussions or negotiations with respect to any alternative business combination transaction.

Treatment of Company Equity Awards

At the Effective Time, each outstanding option to purchase shares of Company Common Stock (“Company Option”), other than Company Options that have an exercise price per share of Company Common Stock as of immediately prior to the Effective Time that is greater than or equal to the Per Share Price (the “Underwater Options”), will automatically be cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (i) the total number of shares of Company Common Stock subject to such Company Option as of immediately prior to the Effective Time and (ii) the excess, if any, of the Per Share Price over the exercise price per share of Company Common Stock of such Company Option.

At the Effective Time, each Underwater Option will be cancelled for no consideration.

Each award of restricted stock units of the Company (each, a “Company RSU”) that is outstanding and vested as of immediately prior to the Effective Time, or that vests in accordance with its terms as a result of the consummation of the transactions contemplated by the Merger Agreement (“Vested Company RSUs”) will be cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (i) the Per Share Price and (ii) the total number of shares of Company Common Stock subject to such Vested Company RSU as of immediately prior to the Effective Time.

Each Company RSU that is outstanding as of immediately prior to the Effective Time and that is not a Vested Company RSU (an “Unvested Company RSU”) will be cancelled and converted into a contingent right to receive an amount in cash (each, a “Converted Cash Award”) equal to the product of (i) the Per Share Price and (ii) the total number of shares of Company Common Stock subject to such Unvested Company RSU as of immediately prior to the Effective Time, which Converted Cash Award will continue to have, and will be subject to, the same and terms and conditions (including vesting conditions) as applied to the corresponding Unvested Company RSUs immediately prior to the Effective Time, except (A) for terms rendered inoperative by reason of the consummation of the transactions contemplated by the Merger Agreement and other administrative or ministerial changes determined by Parent and (B) that the surviving corporation will pay any portion of a converted cash award that vests to the applicable holder thereof, less any applicable withholding taxes, no later than the first regularly scheduled payroll date following the first day of the month following the date on which such portion vests.

With respect to all awards of market share units of the Company outstanding as of immediately prior to the Effective Time (collectively, the “Company MSUs”), 50% of such Company MSUs will, at the Effective Time, automatically be cancelled and converted into a Converted Cash Award equal to the product of (i) the Per Share Price and (ii) the total number of shares of Company Common Stock subject to such Company MSU as of immediately prior to the Effective Time (with the payout factor applicable to such Company MSU determined based on the Per Share Price), which Converted Cash Award will continue to have, and will be subject to, the same terms and conditions (including any service-based vesting conditions and double trigger vesting conditions, but excluding any performance-based vesting conditions) as applied to the corresponding Company MSUs immediately prior to the Effective Time, except (A) for terms rendered inoperative by reason of the consummation of the transactions contemplated by the Merger Agreement and other administrative or ministerial changes determined by Parent and (B) that the surviving corporation will pay any portion of a converted cash award that vests to the applicable holder thereof, less any applicable withholding taxes, no later than the first regularly scheduled payroll date following the first day of the month following the date on which such portion vests.

At the Effective Time, the remaining portion of Company MSUs outstanding as of immediately prior to the Effective Time will automatically be cancelled and converted into a restricted limited partnership unit award with respect to the common equity in an indirect parent entity of Parent that is the ultimate parent entity of Parent formed to effectuate the transactions contemplated by the Merger Agreement (the “Replacement Company MSU Award”), with the number of units covered by such Replacement Company MSU Award to be equal to the quotient of (i) the product of (x) the Per Share Price and (y) the total number of shares of Company Common Stock subject to such Company MSU as of immediately prior to the Effective Time (with the payout factor applicable to such Company MSU determined based on the Per Share Price), and (ii) the fair market value of such unit as of the Effective Time (based on the same price per unit paid to acquire equity in such entity in connection with the transactions contemplated by the Merger Agreement). The Replacement Company MSU Award will, subject to the holder’s continued service with Parent, the Surviving Corporation or one of its subsidiaries or a direct or indirect parent entity of Parent through the applicable vesting dates, vest and be settled at the same time the Company MSUs for which such Replacement Company MSU Award was exchanged would have vested and been settled pursuant to its terms. All Replacement Company MSU Awards will otherwise have the same terms and conditions (including service-based vesting conditions and double trigger vesting conditions, but excluding any performance-based vesting conditions) as applied to the Company MSUs for which they were exchanged, except for terms rendered inoperative by reason of the consummation of the transactions contemplated by the Merger Agreement and other administrative or ministerial changes determined by Parent; provided, however, that upon settlement of any Replacement Company MSU Award, the holder thereof will be permitted, in lieu of paying any taxes required to be withheld from such holder, to require Parent, the surviving corporation, or one of its subsidiaries or a direct or indirect parent entity of Parent, as applicable, to withhold a number of units otherwise issuable upon settlement having a fair market value equal to such required applicable withholding taxes.

Closing Conditions

The closing of the Merger is conditioned on certain conditions, including (i) the Company’s receipt of the written consent of the Company’s principal stockholders adopting the Merger Agreement (which consent was obtained on September 24, 2025) (the “Written Consent”), (ii) the expiration or termination of the waiting periods applicable to the transactions contemplated by the Merger Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and receipt of certain other regulatory approvals, (iii) an information statement (as contemplated by Regulation 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) shall have been mailed to the Company’s stockholders at least 20 days prior to the closing date of the Merger, and (iv) other customary conditions for a transaction of this type, such as the absence of any legal restraint prohibiting the consummation of the transactions contemplated by the Merger Agreement, the accuracy of the Company’s representations and warranties contained in the Merger Agreement (except, generally, for any inaccuracies that have not had a Company Material Adverse Effect (as defined in the Merger Agreement)) and the absence of any Company Material Adverse Effect since the date of the Merger Agreement. The closing of the Merger will not occur prior to November 23, 2025 without the prior written consent of Parent.

Termination Rights

The Merger Agreement contains certain customary termination rights for the Company and Parent, including (i) if the Merger is not consummated on or before March 24, 2026 (the “Termination Date”), (ii) if the Written Consent was not obtained within 24 hours of execution of the Merger Agreement, (iii) if the other party breaches its representations, warranties or covenants in a manner that would cause the conditions to the closing of the transactions contemplated by the Merger Agreement to not be satisfied and fails to cure such breach within the applicable cure period, or (iv) if any law, order or judgment prohibiting the Merger has become final and non-appealable. In addition, (x) the Merger Agreement could have been terminated by the Company (A) prior to the receipt of the Written Consent (which consent was obtained on September 24, 2025), in order to enter into a definitive agreement providing for a superior proposal or (B) if, not sooner than November 23, 2025, all conditions to the Merger for three business days have been and continue to be satisfied (subject to customary exceptions) and Parent fails to consummate the Merger after receiving written notification from the Company, and (y) the Merger Agreement could have been terminated by Parent if, prior to the receipt of the Written Consent, the Company Board changed its recommendation.

Termination Fees

If (i) the Merger Agreement is validly terminated due to (x) the Written Consent not having been delivered (which consent was obtained on September 24, 2025), (y) the Company breaching its representations, warranties or covenants in a manner that causes the conditions to the closing of the transactions contemplated by the Merger Agreement to not be satisfied or (z) the Effective Time not having occurred by the Termination Date, (ii) prior to such termination, a third party publicly announced and did not withdraw a proposal for an alternative transaction for the Company, and (iii) within 12 months following such termination, the Company enters into a definitive agreement providing for an alternative control transaction and subsequently consummates such transaction, the Company will be required to pay Parent a termination fee equal to $52,500,000 (the “Company Termination Fee”). The Company is also required to pay the Company Termination Fee if (i) Parent terminates the Merger Agreement because the Company Board changes its recommendation regarding the Merger Agreement or (ii) if, prior to the receipt of the Written Consent (which consent was obtained on September 24, 2025) written consent of the Company’s stockholders, the Company terminated the Merger Agreement to enter into a definitive agreement providing for an alternative superior transaction.

Parent will be required to pay the Company a termination fee equal to $100,000,000 (the “Parent Termination Fee”) if (i) the Company terminates the Merger Agreement (x) due to Parent or Merger Sub breaching its representations, warranties or covenants that causes the conditions to the closing of the transactions contemplated by the Merger Agreement to not be satisfied, or (y) because all conditions to the Merger have been and continue to be satisfied (subject to customary exceptions) and Parent fails to consummate the Merger for three business days after receiving written notification from the Company or (ii) either the Company or Parent terminates the Merger Agreement because the Merger has not been consummated by the Termination Date and the Company would have been entitled to terminate the Merger Agreement due to Parent or Merger Sub breaching its representations, warranties or covenants that causes the conditions to the closing of the transactions contemplated by the Merger not to be satisfied or because Parent failed to consummate the Merger for three business days after receiving written notification from the Company all conditions to the Merger have been satisfied.

Description of Merger Agreement Not Complete

The foregoing description of the Merger Agreement and the transactions contemplated thereby is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein. The Merger Agreement and the above description have been included to provide information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company or Parent. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; and may be subject to limitations agreed upon by the parties, including being qualified and modified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them. Investors should be aware that the representations, warranties and covenants or any description thereof may not reflect the actual state of facts or condition of the Company or Parent. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement. Further, investors should not read the Merger Agreement in isolation, but rather in conjunction with the other information that the Company includes in reports, statements and other filings it makes with the U.S. Securities and Exchange Commission (the “SEC”).

Financing Commitments

Parent obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which will be sufficient for Parent to pay the aggregate Merger consideration and all related fees and expenses of the Company, Parent and Merger Sub (including in connection with the debt financing described below).

Certain investment funds affiliated with Novacap have committed, pursuant to the equity commitment letter, dated September 24, 2025 (the “Equity Commitment Letter”), to capitalize Parent, at or immediately prior to the closing of the Merger, with an aggregate equity contribution in an amount of up to $857,800,000, on the terms and subject to the conditions set forth in the Equity Commitment Letter. Such funds have also provided limited guarantees in favor of the Company, pursuant to the limited guarantee, dated as of September 24, 2025 (the “Limited Guarantee”), to guarantee, subject to certain limitations set forth in the Limited Guarantee, the payment of such guarantor’s pro rata share of the obligation of Parent to pay the Parent Termination Fee, certain reimbursement obligations of Parent and Merger Sub and the reasonable out-of-pocket fees, costs and expenses incurred by the Company in connection with any suit contemplated by, and solely to the extent reimbursable under, the Merger Agreement and the Limited Guarantee.

Royal Bank of Canada, Bank of America, N.A. and Barclays Bank PLC (collectively and each with certain affiliates, the “Lenders”) have committed to provide debt financing (the “Debt Financing”) in connection with the Merger consisting of a term loan facility in an aggregate principal amount equal to $1,000,000,000 and a revolving credit facility in an aggregate principal amount equal to $150,000,000, in each case, on the terms and subject to the conditions set forth in a commitment letter, dated September 24, 2025 (the “Debt Commitment Letter”). The obligations of the Lenders to provide the Debt Financing under the Debt Commitment Letter are subject to a number of conditions, including the receipt of executed loan documentation, accuracy of certain representations and warranties, consummation of the transactions contemplated by the Merger Agreement and contribution of equity.

Support Agreement

In connection with entering into the Merger Agreement, on September 24, 2025, Parent and the Company entered into a support agreement (the “Support Agreement”) with Vista Equity Partners Management, LLC (“Vista”) and certain investment funds affiliated with Vista. Under the Support Agreement, the stockholders party thereto have agreed to vote or execute consents with respect to all of their shares of Company Common Stock in favor of the Merger and the other transactions contemplated by the Merger Agreement, subject to certain terms and conditions contained therein.

The foregoing description of the Support Agreement is qualified in its entirety by reference to the full text of the Support Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On September 24, 2025, the holders of a majority of the outstanding shares of Company Common Stock executed a written stockholder consent approving and adopting the Merger Agreement and the other transactions contemplated thereby, including the Merger.

Pursuant to rules adopted by the SEC under the Exchange Act, a Schedule 14C Information Statement will be filed with the SEC and disseminated to the stockholders of the Company.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K, and the Company’s other filings, press releases and statements made in connection herewith may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, including statements regarding the benefits of the proposed acquisition of the Company and the associated integration plans, expected synergies and capital expenditure commitments, anticipated future operating performance and results of the Company, the expected management and governance of the Company following the acquisition, expected timing of the closing of the Merger and the other transactions contemplated by the Merger Agreement, and any other statements regarding the Company’s future expectations, beliefs, plans, objectives, financial condition, assumptions or future events or performance that are not historical facts. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “aim,” “anticipate,” “believe,” “can,” “could,” “seek,” “should,” “feel,” “expect,” “will,” “would,” “plan,” “project,” “intend,” “estimate,” “continue,” “may,” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, (i) the risk that the Merger may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company Common Stock, (ii) the timing to consummate the Merger, or the occurrence of any event, change, or other circumstances that could give rise to the termination of the Merger Agreement, including circumstances requiring a party to pay the other party a termination fee pursuant to the Merger Agreement, (iii) the failure to satisfy the conditions to the consummation of the Merger, and the other transactions contemplated thereby, (iv) the risk that a governmental or regulatory approval that may be required for the Merger is not obtained or is obtained subject to conditions that are not anticipated, (v) the effect of the announcement or pendency of the Merger on the Company’s business relationships, operating results and business generally, (vi) certain restrictions during the pendency of the Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions, (vii) risks that the Merger disrupts current plans and operations, (viii) risks related to diverting management’s attention from the Company’s ongoing business operations, (ix) the outcome of any legal proceedings that may be instituted against the parties to the Merger Agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto, (x) the Company’s ability to retain, hire and integrate skilled personnel, including the Company’s senior management team, and maintain relationships with key business partners and customers, and others with whom it does business, in light of the Merger, (xi) unexpected costs, charges or expenses resulting from the Merger, (xii) the impact of adverse general and industry-specific economic and market conditions, (xiii) risks related to the Company’s financial position and results of operations, (xiv) risks that the benefits of the Merger are not realized when and as expected, (xv) the impact of inflation and global conflicts, including ongoing trade disputes between the United States and other countries, and (xvi) other factors described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the Company’s subsequent Quarterly Reports on Form 10-Q, and in other reports and filings made or to be made by the Company with the SEC. The Company cautions you that the important factors referenced above may not contain all of the factors that are important to you. In addition, the Company cannot assure you that the Company will realize the results or developments expected or anticipated or, even if substantially realized, that they will result in the consequences or affect the Company or the Company’s operations in the way the Company expects. The forward-looking statements included in this Current Report on Form 8-K are made only as of the date hereof. Except as required by applicable law or regulation, the Company does not undertake to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This Current Report on Form 8-K is being made in respect of the proposed transaction involving the Company and Novacap. The Company will prepare an information statement for its stockholders, containing the information with respect to the proposed merger specified in Schedule 14C promulgated under the Exchange Act, and describing the proposed transaction. When completed, a definitive information statement will be mailed to the Company’s stockholders. This Current Report on Form 8-K is not a substitute for the information statement, or any other document, that the Company may file with the SEC or send to its stockholders in connection with the proposed transaction.

THE COMPANY’S STOCKHOLDERS ARE URGED TO CAREFULLY READ THE INFORMATION STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

The Company’s stockholders may obtain free copies of the documents the Company files with the SEC from the SEC’s website at www.sec.gov or through the Investor Relations page of the Company’s website at https://investors.integralads.com or by contacting the Company’s Investor Relations by e-mail at ir@integralads.com.

No Offer or Solicitation

No person has commenced soliciting proxies in connection with the proposed transaction referenced in this Current Report on Form 8-K, and this Current Report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell securities.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of September 24, 2025, by and among Integral Ad Science Holding Corp., Igloo Group Parent Inc. and Igloo Group Acquisition Company, Inc.*

10.1	Support Agreement, dated as of September 24, 2025, by and among Integral Ad Science Holding Corp., Parent, Vista Equity Partners Management, LLC and the other parties thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules and exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAL AD SCIENCE HOLDING CORP.

Date: September 24, 2025

	By:	/s/ Alpana Wegner
	Name:	Alpana Wegner
	Title:	Chief Financial Officer
(Principal Financial Officer)